UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (November 13, 2008) November 19, 2008

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West Fifth Avenue, Suite 2600
Los Angeles, California, 90071
(Address of principal executive offices, Zip Code)

(213) 223-2142
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INNOVATIVE CARD TECHNOLOGIES, INC.

November 19, 2008

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2007, Mr. Delcarson entered into a 1 year employment agreement to serve as Chief Executive Officer of Innovative Card Technologies, Inc. (“Company”). On November 13, 2008, as a result of not being able to reach an agreement to extend Mr. Delcarson’s employment, the board voted unanimously to appoint one of its former directors, Richard J. Nathan, to succeed Mr. Delcarson to the position of Chief Executive Officer. The board also appointed Mr. Nathan to serve on the Company’s board of directors until the next annual meeting of the shareholders or until such time as he resigns.

Mr. Richard J. Nathan previously served as a director of the Company from December 2007 to September 29, 2008. Mr. Nathan founded JigSaw Tek, Inc. in May 2001, where he served as the Chief Executive Officer until 2005. The company marketed high-end, integrated-circuit packaging solutions using proprietary, patent-pending embedded silicon technology. Since that time, Mr. Nathan has pursued personal and professional interests and investments in various technology industries. Mr. Nathan attended Denver University and majored in physics. He also attended Adelphi University and completed numerous graduate and undergraduate courses in various science and business disciplines. He has authored or co-authored eight U.S. patents.

As of the date of this report, the Company and Mr. Nathan are negotiating the terms of his employment agreement. The Company anticipates a written employment agreement including salary level, bonus participation and a stock option grant will be entered into with 60 days hereof. Notwithstanding, Mr. Nathan’s official start date is November 17, 2008 the day on which he assumed the responsibilities of CEO and a director. The Company has agreed that any salary or options granted pursuant to an employment agreement will have a commencement, grant and vesting date, if any, of November 17, 2008 and an exercise price of $0.10 per share reflecting the closing price of the Company’s common stock on such date. It is also anticipated that Mr. Nathan’s employment will be “At-Will.”

Upon entering into a formal employment agreement, the Company will file such employment agreement as an amendment to this current report on Form 8-K as required.

Item 8.01	Other Events

On November 19, 2008, the Company issued a press release announcing the appointment of Mr. Richard Nathan to serve on the Company’s board of directors. Mr. Nathan was also appointed to serve as the Company’s Chief Executive Officer and President. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated November 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVATIVE CARD TECHNOLOGIES, INC.

Date: November 19, 2008	By:	/s/ Richard Nathan
Richard Nathan
Chief Executive Officer